Exhibit 10.2
AMENDMENT TO THE
HOUSTON EXPLORATION COMPANY
401(K) PLAN AND TRUST
This Amendment to the Houston Exploration Company 401(K) Plan and Trust (the “Plan”), is made on behalf of the Houston Exploration Company (the “Company”), the sponsor of the Plan, and is effective as of immediately prior to, and contingent upon, the effective time of the merger contemplated by the Agreement and Plan of Merger dated January 7, 2007, by and among Forest Oil Corporation, a New York corporation (“Parent”), MJCO Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent and the Company.
1. The Adoption Agreement for the Plan is hereby amended to add the following new Section 69 thereto:
69. Change of Control. Notwithstanding any provision of this Plan to the contrary, the Employer Contributions credited to each Participant’s account under the Plan shall automatically become one hundred percent (100%) vested upon a “Change of Control” (as that term is defined in the Employer’s 2004 Long Term Incentive Plan, as amended from time to time); provided that such Participant is employed by the Employer immediately prior to the effective time of such Change of Control.
2. Except as specifically modified herein, all terms and conditions of the Plan shall remain in effect.

THE HOUSTON EXPLORATION COMPANY
By:	/s/ Roger B. Rice
Name: Roger B. Rice
Title: Senior Vice President - Administration